UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2012

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090
(Address of Principal Executive Offices)	(Zip Code)

(410) 865-8500
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 -	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

(e) On January 20, 2012, upon the recommendation of the Compensation Committee, the Board of Directors of Ciena Corporation (“Ciena”) approved the amendment of Ciena's 2008 Omnibus Incentive Plan (the “2008 Plan”), subject to stockholder approval. The amendment of the 2008 Plan was approved by stockholders at Ciena's annual meeting on March 21, 2012. The amendment, which became effective as of March 21, 2012, increased the number of shares of Ciena common stock available for issuance under the 2008 Plan by 5.5 million shares. The amendment also re-approved the material terms of performance-based compensation under the 2008 Plan in accordance with Section 162(m) of the Internal Revenue Code. A copy of the amendment of the 2008 Plan is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

On January 20, 2012, upon the recommendation of the Compensation Committee, the Board of Directors of Ciena approved the amendment and restatement of Ciena's Amended and Restated Employee Stock Purchase Plan (formerly, the “2003 Employee Stock Purchase Plan”) (the “ESPP”) subject to stockholder approval. At Ciena's annual meeting of stockholders on March 21, 2012, stockholders approved the amendment and restatement of the ESPP. The amendment and restatement, which became effective as of March 21, 2012, (a) increased the number of shares available for issuance by 5 million shares, (b) extended the term of the ESPP, and (c) made other changes described in the proxy materials. A copy of the Amended and Restated Employee Stock Purchase Plan is attached hereto as Exhibit 10.2 and incorporated into this Item 5.02 by reference.

ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Ciena held its annual meeting of stockholders on March 21, 2012. As of the January 24, 2012 record date, there were 98,650,166 shares of common stock outstanding and entitled to notice of and to vote at the annual meeting. The matters described below were voted on by stockholders at the annual meeting and the number of votes cast with respect to each matter, and with respect to the election of directors, were as indicated below:

Proposal 1	For	Against	Abstain	Non-Votes
Election to the Board of Directors of two Class III directors:
Patrick T. Gallagher	63,132,425	665,123	153,748	16,856,656
Bruce L. Claflin	63,152,475	643,984	154,837	16,856,656

Each director nominee above was elected by the vote of the majority of the votes cast by stockholders in accordance with Ciena's bylaws and will serve a three-year term expiring at the 2015 annual meeting of stockholders. In addition, the following directors continued to hold office after the annual meeting: Harvey B. Cash, Judith M. O'Brien, Gary B. Smith, Lawton W. Fitt, Patrick H. Nettles, Ph.D and Michael J. Rowny.

Proposal 2	For	Against	Abstain	Non-Votes
The amendment of the 2008 Omnibus Stock Incentive Plan to increase the number of shares available for issuance by 5.5 million shares and to seek re-approval of the material terms of performance-based compensation under the plan to qualify under Section 162(m) of the Internal Revenue Code:	60,070,852	3,689,015	191,429	16,856,656

Proposal 2 to amend the 2008 Omnibus Stock Incentive Plan was approved by the affirmative vote of a majority of the total votes cast by stockholders.

Proposal 3	For	Against	Abstain	Non-Votes
The amendment and restatement of the Employee Stock Purchase Plan to (a) increase the number of shares available for issuance by 5 million shares, (b) extend the term of the ESPP, and (c) make other changes described in proxy materials:	38,179,254	25,655,015	117,027	16,856,656

Proposal 3 to amend and restate the Employee Stock Purchase Plan was approved by the affirmative vote of a majority of the total votes cast by stockholders.

Proposal 4	For	Against	Abstain	Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as Ciena's independent registered public accounting firm for the fiscal year ending October 31, 2012:	79,606,496	812,760	388,696	n/a

Proposal 4 to ratify the appointment of Ciena's independent registered public accounting firm was approved by the affirmative vote of a majority of the total votes cast by stockholders.

Proposal 5	For	Against	Abstain	Non-Votes
A stockholder advisory vote on the executive compensation described in the proxy materials:	63,046,184	629,465	275,647	16,856,656

Proposal 5, the advisory “say on pay” vote regarding executive compensation, was approved by the affirmative vote of a majority of the total votes cast by stockholders.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a)	The following exhibit is being filed herewith:

Exhibit Number     Description of Document

Exhibit 10.1        Amendment to Ciena Corporation 2008 Omnibus Incentive Plan dated March 21, 2012

Exhibit 10.2        Amended and Restated Employee Stock Purchase Plan dated March 21, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: March 23, 2012	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary